For Immediate Release: January 23, 2007

Universal Energy Corp. Adds Technology to Identify Prospective Drilling Locations

Orlando, Florida-PR Newswire-FirstCall

Universal Energy Corp. (OTC Bulletin Board: UVEC-News) reported, today, that additional technologies are being employed to continue refining prospective drilling locations at its Nisku Reef Project in the oil-rich region of Canada. Results are coming in from both conventional and unconventional technologies being used to assist in successfully pinpointing the most prospective locations to find gas and other hydrocarbons.

In addition to a 3D seismic program, which has been completed previously, Universal Energy is currently analyzing data gathered from recent magneto telluric technology. As this information continues to report, it is added to data from the 3D seismic program to identify the most prospective areas of significant accumulations of hydrocarbons.

The magneto telluric instrument monitors small time-variations in the earth's magnetic and electric fields and measures the changes in levels of resistivity in formations, which may contain potential hydrocarbon reservoirs. That data is then processed to provide a graphic image of the subsurface area. These graphs, when expertly evaluated, enable a clearer understanding of the location's subsurface geology. By correlating data from the magneto telluric survey with the seismic survey report, a very refined picture of the sub-surface geology becomes apparent. This extensive and highly technical report is then available as a "road-map" to locating potential underground gas and hydrocarbon deposits when analyzed by the Universal Energy Corp. team of professional geologists.

"By using this additional method of analysis", commented Billy Raley, CEO of Universal Energy Corp., "Coupled with the data from the current 3D seismic program, we will be able to identify optimum drilling locations here at our Pembina Nisku Reef project."

About Universal Energy Corp. - Universal Energy Corp. is a diversified energy company currently focused on oil and gas exploration. Universal's current focus is on the exploration of its land portfolio comprised of a working interest in highly prospective acreage in Alberta, Canada. Go to www.universalenergycorp.info for details.

Safe Harbor Statement

All statements, other than statements of historical fact, included in this press release are forward-looking statements within the meaning of the private securities Litigation Reform Act of 1995. The forward-looking statements, including statements about the company's future expectations, including future revenues and earnings, and all other forward-looking statements (i.e., future operational results and sales) are subject to assumptions and beliefs based on current information known to the company and factors that are subject to uncertainties, risk and other influences, which are outside the company's control, and may yield results differing materially from those anticipated. The Company makes forward-looking public statements concerning its expected future operations, performance and other developments. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration opportunities being fewer than currently anticipated. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

CONTACT:

Universal Energy Corp.

Billy Raley, CEO, 800.925.2076

braley@universalenergycorp.info

Source: Universal Energy Corp